Exhibit 99.1

PRESS RELEASE

Contact:	Kenneth Smith
Chief Financial Officer
CIRCOR International, Inc.
781-270-1200

CIRCOR Posts First Quarter Earnings of $0.27 per Share

•	Revenues increase 4% while net income rises 11%

•	Backlogs remain at near record levels

•	Orders improve for Instrumentation and Thermal Fluid Controls but decline for Petrochemical segment on slower international project awards

BURLINGTON, MA, April 21, 2004

CIRCOR International, Inc. [NYSE:CIR] a leading provider of valves and other fluid control devices for the instrumentation, thermal fluid and petrochemical markets, today announced results for the first quarter ended March 31, 2004. Net income for the first quarter of 2004 increased 11% to $4.3 million compared to $3.8 million for the 2003 first quarter. Diluted earnings per share for the quarter were $0.27, an increase of 8% over last year’s $0.25 per share performance. Revenues for the 2004 first quarter were $90.7 million, an increase of 4% from $87.2 million for the first quarter of 2003.

CIRCOR’s Petrochemical Product segment revenues increased 3% to $39.1 million from $38.0 million in the first quarter of last year. The positive effects of exchange rate changes and increased shipments for international projects offset a decline in shipments for North American oilfield applications during the quarter. Operating margins, excluding special charges, increased to 10.9% in the first quarter compared to 7.6% last year due to ongoing cost reduction efforts and an improved mix of higher margin product sales which more than offset the effects of higher raw material steel costs. Orders for the quarter declined 27% compared to the first quarter 2003 as large international project activity remained healthy, but slowed from the record levels experienced last year. Meanwhile, backlogs increased 2% compared to last year due to the effects of exchange rate changes and higher oilfield order activity for long-lead-time projects booked over the past year.

CIRCOR’s Instrumentation and Thermal Fluid Controls products segment revenues were up 5% to $51.6 million for the first quarter compared to $49.1 million for the same period last year. These increases were the result of acquisitions made in the fourth quarter of 2003 and stronger foreign currencies translated into U.S. dollars. Operating margins excluding special charges decreased to 11.2% in the first quarter compared to 12.2% last year as a result of the effects of higher stainless steel and other raw material prices as well as operational inefficiencies related to plant consolidations. Orders for this segment, excluding the fourth quarter 2003 acquisitions, were up 3% compared to the first quarter of 2003. The order increase primarily came from stronger foreign currencies and aerospace product demand. Backlog increased 5% versus last year, excluding recent acquisitions, due to stronger foreign exchange rates and first quarter 2004 orders received later in the quarter.

CIRCOR’s corporate expenses increased $0.6 million to $2.3 million for the first quarter as a result of additional costs associated with compliance with new corporate governance regulations and higher audit fees, plus the amortized expense for restricted stock grants which were issued in lieu of a portion of annual stock option awards.

Commenting on the first quarter’s results, CIRCOR’s Chairman, President and CEO, David A. Bloss, Sr., stated, “Given the slow start for new orders we experienced early in the first quarter, we are encouraged by the momentum we are now seeing in many of our Instrumentation and Thermal Fluid Controls markets. North American petrochemical markets remain soft with quotation activity for the large international oilfield projects continuing to be quite healthy, although first quarter awards slowed from the hectic pace witnessed during the past 18 months.”

Bloss further stated, “Our consolidated operating results continued to show year-over-year improvement despite the rising costs of raw materials as well as expenses related to new corporate governance regulations. Most of our businesses have announced increases to their selling prices to help offset the rising cost of stainless steel and other raw materials. Free cash flow for the first quarter 2004 was $2.3 million compared to $14.5 million in the first quarter 2003, as last year benefited from a large decrease in working capital including inventory. Nonetheless, our strong cash flow and low net debt levels give us plenty of room to take advantage of opportunities to grow.”

The Company is providing guidance for its second quarter 2004 results indicating that it expects earnings, excluding any special charges, to be in the range of $0.24 to $0.27 per share compared to $0.28 in the second quarter 2003.

CIRCOR International has scheduled a conference call to review its results for the quarter on Thursday, April 22, 2004, at 8:30 a.m. ET. Interested parties may access the call by dialing 913-981-5549. A replay of the call will be available from noon ET on April 22, 2004, through midnight on Wednesday, April 28, 2004. To access the replay, interested parties should dial 888-203-1112, and enter confirmation code 254198 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on April 21, 2004, by 6:00 p.m. ET. The presentation slides may be downloaded from the Quarterly Earnings page of the Investors section on the CIRCOR Website: http://www.circor.com. An audio recording of the conference call also is expected to be posted on the Company’s website by April 26, 2004.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters are located at 35 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the

Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	March 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$59,963	$58,202
Investments	7,679	7,840
Trade accounts receivable, less allowance for doubtful accounts of $2,023 and $2,119, respectively	64,880	64,830
Inventories	97,878	97,278
Prepaid expenses and other current assets	6,769	4,587
Deferred income taxes	6,206	6,303
Assets held for sale	2,169	3,884

Total Current Assets	245,544	242,924

Property, Plant and Equipment, net	59,729	61,737

Other Assets:
Goodwill	110,690	111,448
Intangibles, net	1,626	1,587
Other assets	5,948	6,167

Total Assets	$423,537	$423,863

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$32,658	$37,635
Accrued expenses and other current liabilities	29,336	27,742
Income taxes payable	4,168	1,491
Notes payable and current portion of long-term debt	16,072	17,268

Total Current Liabilities	82,234	84,136

Long-term Debt, net of current portion	42,864	43,791
Deferred Income Taxes	6,337	6,303
Other Noncurrent Liabilities	11,006	9,820
Minority Interest	4,662	4,653
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,321,957 and 15,302,127 issued and outstanding, respectively	153	153
Additional paid-in capital	206,413	206,160
Retained earnings	58,488	54,793
Accumulated other comprehensive income	11,380	14,054

Total Shareholders’ Equity	276,434	275,160

Total Liabilities and Shareholders’ Equity	$423,537	$423,863

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended March 31,
	2004	2003
Net revenues	$90,697	$87,163
Cost of revenues	62,404	62,341

GROSS PROFIT	28,293	24,822
Selling, general and administrative expenses	20,525	17,638
Special charges	38	—

OPERATING INCOME	7,730	7,184
Other (income) expense:
Interest income	(171)	(102)
Interest expense	1,190	1,563
Other income, net	144	(275)

Total other expense	1,163	1,186

INCOME BEFORE INCOME TAXES	6,567	5,998
Provision for income taxes	2,299	2,159

NET INCOME	$4,268	$3,839

Earnings per common share:
Basic	$0.28	$0.25
Diluted	$0.27	$0.25

Weighted average common shares outstanding:
Basic	15,308	15,116
Diluted	16,001	15,533

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended March 31,
	2004	2003
OPERATING ACTIVITIES
Net income	$4,268	$3,839
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,680	2,470
Amortization	77	74
Compensation expense of stock-based plans	223	60
Deferred income taxes (benefit)		(3)
(Gain) loss on disposal of property, plant and equipment	(26)	(1)
Gain on disposal of assets held for sale	(194)	—
Equity in undistributed loss of affiliates	4	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(1,084)	1,388
Inventories	(1,567)	5,314
Prepaid expenses and other assets	(2,150)	(1,584)
Accounts payable, accrued expenses and other liabilities	1,890	4,338

Net cash provided by operating activities	4,121	15,895

INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,294)	(795)
Proceeds from the sale of assets held for sale	1,889	—
Proceeds from disposal of property, plant and equipment	400	1
Other	(2)	(8)

Net cash used in investing activities	993	(802)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	1	144
Payments of long-term debt	(2,078)	(2,556)
Dividends paid	(573)	(566)
Proceeds from the exercise of stock options	84	413

Net cash used in financing activities	(2,566)	(2,565)

Effect of exchange rate changes on cash and cash equivalents	(787)	509

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,761	13,037
Cash and cash equivalents at beginning of year	58,202	38,382

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$59,963	$51,419

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended March 31,
	2004	2003
ORDERS
Instrumentation & Thermal Fluid Controls	$57,100	$50,369
Petrochemical	31,875	43,426

Total orders	$88,975	$93,795

	March 31,
	2004	2003
BACKLOG
Instrumentation & Thermal Fluid Controls	$42,403	$37,574
Petrochemical	44,859	43,774

Total backlog	$87,262	$81,348

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2003					2004
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR
NET REVENUES

Instrumentation & Thermal Fluid Controls	$49,119	$50,963	$47,132	$53,561	$200,775	$51,639
Petrochemical	38,044	38,261	39,529	42,844	158,678	39,058

Total	87,163	89,224	86,661	96,405	359,453	90,697

OPERATING MARGIN

Instrumentation & Thermal Fluid Controls	12.2%	12.5%	11.9%	9.5%	11.5%	11.2%
Petrochemical	7.6%	8.6%	10.9%	12.1%	9.9%	10.9%
Segment operating margin	10.2%	10.8%	11.5%	10.7%	10.8%	11.1%
Corporate expenses	-1.9%	-2.1%	-2.1%	-2.1%	-2.1%	-2.5%
Special charges	—	—	-0.3%	-1.1%	-0.4%	(0)
Total operating margin	8.2%	8.7%	9.0%	7.5%	8.3%	8.5%

OPERATING INCOME

Instrumentation & Thermal Fluid Controls	5,982	6,359	5,622	5,110	23,073	5,776
Petrochemical	2,876	3,303	4,309	5,171	15,659	4,251

Segment operating income	8,858	9,662	9,931	10,281	38,732	10,027
Corporate expenses	(1,674)	(1,860)	(1,859)	(1,989)	(7,382)	(2,259)
Special charges	—	—	(271)	(1,092)	(1,363)	(38)

Total operating income w/ special charges	7,184	7,802	7,801	7,200	29,987	7,730

INTEREST EXPENSE, NET	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)	(1,019)
OTHER (EXPENSE) INCOME, NET	275	417	362	(217)	837	(144)

PRETAX INCOME	5,998	6,870	6,843	5,962	25,673	6,567
PROVISION FOR INCOME TAXES	(2,159)	(2,473)	(2,464)	(704)	(7,800)	(2,299)

EFFECTIVE TAX RATE	36.0%	36.0%	36.0%	11.8%	30.4%	35.0%
NET INCOME	$3,839	$4,397	$4,379	$5,258	$17,873	$4,268

Weighted Average Common Shares Outstanding (Diluted)	15,533	15,634	15,812	15,919	15,675	16,001

EARNINGS PER COMMON SHARE (Diluted)	$0.25	$0.28	$0.28	$0.33	$1.14	$0.27

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.25	$0.28	$0.29	$0.37	$1.20	$0.27

EBIT	$7,459	$8,219	$8,163	$6,983	$30,824	$7,586
Depreciation	2,470	2,563	2,478	2,053	9,564	2,680
Amortization of intangibles	74	75	74	75	298	77

EBITDA	$10,003	$10,857	$10,715	$9,111	$40,686	$10,343

EBITDA AS A PERCENT OF SALES	11.5%	12.2%	12.4%	9.5%	11.3%	11.4%

CAPITAL EXPENDITURES	$795	$1,058	$3,940	$1,030	$6,823	$1,294

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2003					2004
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$14,533	$10,508	$7,183	$16,915	$49,139	$2,254
ADD: Capital expenditures	795	1,058	3,940	1,030	6,823	1,294
Dividends paid	567	569	570	574	2,280	573

NET CASH PROVIDED BY OPERATING ACTIVITIES	$15,895	$12,135	$11,693	$18,519	$58,242	$4,121

NET DEBT (CASH) [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$20,209	$8,005	$254	$(4,983)	$(4,983)	$(8,706)

ADD: Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963
Investments	4,072	1,464	—	7,840	7,840	7,679

TOTAL DEBT	$75,700	$74,486	$75,101	$61,059	$61,059	$58,936

NET DEBT AS % OF NET CAPITALIZATION	7.5%	3.0%	0.1%	-1.8%	-1.8%	-3.3%

NET DEBT (CASH) [As defined above]	$20,209	$8,005	$254	$(4,983)	$(4,983)	$(8,706)
ADD: Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963
Investments	4,072	1,464	—	7,840	7,840	7,679

TOTAL DEBT	$75,700	$74,486	$75,101	$61,059	$61,059	$58,936

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH, LESS CASH EQUIVALENTS, LESS INVESTMENTS]	$270,090	$266,529	$263,505	$270,177	$270,177	$267,728
LESS: Debt	(75,700)	(74,486)	(75,101)	(61,059)	(61,059)	(58,936)
ADD: Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963
Investments	4,072	1,464	—	7,840	7,840	7,679

TOTAL SHAREHOLDERS’ EQUITY	249,881	258,524	263,251	275,160	275,160	276,434
ADD: TOTAL DEBT	75,700	74,486	75,101	61,059	61,059	58,936

TOTAL CAPITAL	$325,581	$333,010	$338,352	$336,219	$336,219	$335,370

TOTAL DEBT / TOTAL CAPITAL	23.3%	22.4%	22.2%	18.2%	18.2%	17.6%

EBIT [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE]	$7,459	$8,219	$8,163	$6,983	$30,824	$7,586
ADD: Other (income) expense, net	(275)	(417)	(362)	217	(837)	144

OPERATING INCOME	$7,184	$7,802	$7,801	$7,200	$29,987	$7,730

EBITDA [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE PLUS DEPRECIATION PLUS AMORTIZATION]	$10,003	$10,857	$10,715	$9,111	40,686	$10,343
LESS:
Other (income) expense, net	(275)	(417)	(362)	217	(837)	144
Depreciation	(2,470)	(2,563)	(2,478)	(2,053)	(9,564)	(2,680)
Amortization of intangibles	(74)	(75)	(74)	(75)	(298)	(77)

OPERATING INCOME	$7,184	$7,802	$7,801	$7,200	$29,987	$7,730

NOTE: These non-GAAP key performance measures are provided for the convenience of financial analysts who have used such as additional measures of liquidity and leverage.